                                                   April ___, 2004

Board of Directors                                   Board of Directors
AAL Variable Product Series Fund, Inc.               Thrivent Series Fund, Inc.
625 Fourth Avenue South                              625 Fourth Avenue South
Minneapolis, Minnesota  55415                        Minneapolis, Minnesota  55415

        Re:    Tax  Opinion   with   Respect  to  the   Acquisition   of  the  Assets  of
               the ______________  Portfolio, a Series of the AAL Variable Product Series
               Fund,  Inc.,  by the  ______________  Portfolio,  a Series of the Thrivent
               Series Fund, Inc.

Ladies and Gentlemen:

        We are  acting as  counsel to AAL  Variable  Product  Series  Fund,  Inc.,  a Maryland
corporation  ("AAL  Fund"),  in  connection  with the  proposed  transfer of the assets of the
______________  Portfolio ("Acquired  Portfolio"),  a series of AAL Fund to the ______________
Portfolio (the "Acquiring  Portfolio") a series of the Thrivent  Series Fund, Inc.  ("Thrivent
Fund"),  a  Minnesota  corporation  solely in exchange  for  Acquiring  Portfolio  shares (the
"Acquiring  Portfolio  Shares") to be distributed to the Acquired  Portfolio  shareholders  in
liquidation  of  the  Acquired  Portfolio.   The  transactions  will  occur  pursuant  to  the
Agreement and Plan of Reorganization,  dated as of January 30,  2004, executed by the AAL Fund on  behalf  of the  Acquired  Portfolio  and by  Thrivent  Fund  on  behalf  of the  Acquiring
Portfolio   (the   "Plan").    The   Plan   is   attached   as   Appendix A   to   the   Proxy
Statement/Prospectus   included  in  the  Registration   Statement  on  Form  N-14  under  the
Securities  Act of 1933 (the  "Registration  Statement"),  filed by the Thrivent Fund with the
Securities and Exchange  Commission.  This opinion is rendered  pursuant to Section 8.5 of the
Plan.  Capitalized  terms not otherwise  defined herein have the meanings  ascribed to them in the Agreement.

        In rendering  our opinion,  we have examined the  Registration  Statement and the Plan and have,  with your  permission,  relied  upon,  and  assumed  as  correct,  (i) the  factual information contained in the Registration  Statement;  (ii) the  representations and covenants contained in the Plan;  (iii) the Acquiring  Portfolio Tax Representation  Certificate and the
Acquired  Portfolio Tax  Representation  Certificate,  attached hereto as Annex A and Annex B, respectively;  and (iv) such other  materials as we have deemed  necessary or appropriate as a basis for our opinion.

        On the  basis of the  information,  representations  and  covenants  contained  in the foregoing  materials and assuming the  Reorganization  is consummated in the manner  described in the Plan and the Proxy  Statement/Prospectus  included in the  Registration  Statement,  we are of the opinion that:

1.      The transfer of all of the Acquired  Portfolio's  assets in exchange for the Acquiring
Portfolio  Shares and the  assumption by the Acquiring  Portfolio of the Acquired  Portfolio's
liabilities will constitute a "reorganization"  within the meaning of  Section 368(a)(1)(F) of the Internal  Revenue Code of 1986,  as amended  ("Code") and the Acquired  Portfolio  and the
Acquiring  Portfolio will each be a "party to a reorganization"  within the meaning of Section
368(b) of the Code.

2.      No gain or loss will be recognized by the Acquiring  Portfolio upon the receipt of the assets of the Acquired  Portfolio  solely in exchange for Acquiring  Portfolio  Shares and the assumption  by  the  Acquiring  Portfolio  of  the  liabilities  of  the  Acquired  Portfolio.
The holding  period of Acquired  Portfolio  assets  received by the Acquiring  Portfolio  will include  the period  during  which such  assets were held by the  Acquired  Portfolio  and the basis of the assets of the Acquired  Portfolio in the hands of the  Acquiring  Portfolio  will be the same as  the basis of such assets in the hands of the  Acquired  Portfolio  immediately prior to the Reorganization.

3.      No gain or loss will be recognized by the Acquired  Portfolio upon the transfer of its assets  to the  Acquiring  Portfolio  in  exchange  for  Acquiring  Portfolio  Shares  and the assumption by the Acquiring  Portfolio of  liabilities  of the Acquired  Portfolio or upon the distribution  (whether  actual or  constructive)  of  Acquiring  Portfolio  Shares to Acquired
Portfolio shareholders in exchange for their shares of the Acquired Portfolio.

4.      No gain or loss will be recognized  by the Acquired  Portfolio  shareholders  upon the exchange of Acquired Portfolio shares for Acquiring Portfolio Shares.

5.      The aggregate tax basis for the Acquiring  Portfolio  Shares received by each Acquired
Portfolio  shareholder  pursuant to the  Reorganization  will be the same as the aggregate tax basis  for  Acquired  Portfolio  shares  held by such  shareholder  immediately  prior  to the
Reorganization,  and the holding period of Acquiring  Portfolio  Shares to be received by each
Acquired  Portfolio  shareholder  will  include the period  during  which  Acquired  Portfolio shares  surrendered  in  exchange  therefor  were  held by  such  shareholder  (provided  such
Acquired Portfolio shares were held as capital assets on the date of the Reorganization).

6.      For purposes of Section 381 of the Code,  the Acquiring  Portfolio  will be treated as the Acquired  Portfolio  would have been had there been no  reorganization.  Accordingly,  the taxable  year  of  the  Acquired  Portfolio  will  not  end  on  the  effective  date  of  the
Reorganization  and the tax  attributes of the Acquired  Portfolio  will be taken into account by the Acquiring  Portfolio as if there had been no  reorganization.  The Acquiring  Portfolio may continue to use the same taxpayer  identification  number  previously used by the Acquired
Portfolio.

        This opinion  expresses  our views only as to federal  income tax laws in effect as of the date hereof,  including the Code, applicable Treasury  Regulations,  published rulings and
administrative   practices  of  the  Internal   Revenue  Service  (the  "Service")  and  court
decisions.  This  opinion  represents  our best legal  judgment  as to the  matters  addressed herein,  but is not binding on the Service or the courts.  Furthermore,  the legal authorities upon which we rely are subject to change either  prospectively  or  retroactively.  Any change in such  authorities  or any  change  in the facts or  representations,  or any past or future actions by the Thrivent  Fund,  the Acquiring  Portfolio,  AAL Fund or the Acquired  Portfolio
contrary to such representations might adversely affect the conclusions stated herein.

                                                   Very truly yours,

                                                   QUARLES & BRADY LLP

Attachments